                                   EX-99.B9(b)
                  Consent of Blazzard, Grodd & Hasenauer, P.C.


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BLAZZARD, GRODD & HASENAUER, P.C.

ATTORNEYS AT LAW                                   CONNECTICUT OFFICE:
                                          943 POST ROAD EAST - P.O. BOX 5108
NORSE N. BLAZZARD**                        WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                TELEPHONE (203) 226-7866
JUDITH A. HASENAUER**                           FACSIMILE (203) 454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III*
LYNN KORMAN STONE*                                   FLORIDA OFFICE:
MAUREEN M. MURPHY*                              SUITE 213, OCEANWALK MALL
                                                  101 NORTH OCEAN DRIVE
*   Admitted in Connecticut                      HOLLYWOOD, FLORIDA 33019
**  Admitted in Connecticut & Florida            TELEPHONE (305) 920-6590
                                                 FACSIMILE (305) 920-6902

                                 April 24, 1998

                               CONSENT OF COUNSEL

We consent to the reference to our Firm under the caption "Legal Counsel" contained in the Statement of Additional Information which forms a part of Post-Effective Amendment No. 43 to the Registration Statement on Form N-4 (File No.2-30164) for the individual flexible payment deferred variable annuity contracts ("Contracts") to be issued by First Variable Life Insurance Company and its separate account, First Variable Annuity Fund A.

                                    /s/Blazzard, Grodd & Hasenauer, P.C.
                                    BLAZZARD, GRODD & HASENAUER, P.C.


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